EXHIBIT 99
PRESS RELEASE

Scripps reports August revenue, statistics

For immediate release	(NYSE: SSP)
Sept. 12, 2005

CINCINNATI – The E. W. Scripps Company today reported August revenue and statistics for its Scripps Networks, Shop At Home, newspaper and broadcast television operating divisions.

For competitive reasons, the company is not reporting monthly revenue from its online comparison shopping subsidiary, Shopzilla, which was acquired in June. The company will report Shopzilla revenue on a quarterly basis.

At Scripps Networks – the company’s most profitable division – revenue was up 31 percent to $69.3 million in August compared with the same month a year ago.

August advertising revenue at Scripps Networks was up 32 percent and affiliate fee revenue increased 27 percent.

Scripps Networks includes the company’s portfolio of national cable and satellite television networks, including HGTV, Food Network, DIY Network, Fine Living and Great American Country (GAC).

HGTV and Food Network can be seen in 89 million and 88 million U.S. television households, respectively. DIY Network reaches about 35 million households and Fine Living can be seen in about 29 million households. GAC reached about 39 million U.S. households in August.

At the company’s newspapers, total revenue was down 3.8 percent to $56.6 million, in part because there was one fewer Sunday in the month compared with the same period last year. For the two-month period, July and August, total newspaper revenue was up 3.0 percent. Newspaper advertising for the two-month period was up 4.3 percent.

Reflecting the effect of one fewer Sunday in the month, newspaper advertising revenue in August by category was:

•	Local, down 5.3 percent to $12.0 million.

•	Classified, down 2.1 percent to $18.5 million.

•	National, down 0.8 percent to $3.4 million.

•	Preprint and other, down 0.2 percent to $11.5 million.

The company’s share of profits from its joint newspaper operations, before editorial costs, was $5.5 million compared with $6.3 million in August 2004.

At Shop At Home, the company’s television retailing subsidiary, August revenue was up 30 percent to $25.8 million. Shop At Home could be seen in 55 million full-time equivalent television households in August, up 6.6 percent from the same month in 2004.

At the company’s broadcast television stations, August revenue was down 18 percent to $23.5 million. The decline reflects the relative absence of political advertising revenue compared with $3.8 million in political advertising revenue during the same month last year.

Broadcast television August advertising revenue, by category, was:

•	Local, down 1.6 percent to $15.0 million.
•	National, down 10.8 percent to $7.5 million.

About Scripps

Scripps is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

Scripps is organized into the following operating divisions.

Scripps Networks, including the company’s growing portfolio of popular lifestyle television networks. Scripps Networks brands include HGTV, Food Network, DIY Network, Fine Living, Great American Country (GAC) and HGTVPro. Scripps Networks Web sites include FoodNetwork.com, HGTV.com, DIYnetwork.com, fineliving.com and gactv.com. Scripps Networks programming can be seen in 116 countries.

Scripps Newspapers, including daily and community newspapers in 19 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service. Scripps newspapers include the Rocky Mountain News in Denver, the Commercial Appeal in Memphis, the Knoxville (Tenn.) News Sentinel and the Ventura County (Calif.) Star.

Scripps Television Station Group, including six ABC-affiliated stations, three NBC affiliates and one independent. Scripps operates broadcast television stations in Detroit; Cleveland; Cincinnati; Phoenix; Tampa; Baltimore; Kansas City, Mo.; West Palm Beach, Fla.; Tulsa, Okla.; and Lawrence, Kan.

Shop At Home, the company’s television retailing subsidiary, which markets a growing range of consumer goods directly to television viewers and visitors to the Shop at Home Web site, shopathometv.com. Shop at Home reaches about 55 million full-time equivalent U.S. households, including 5 million households via five Scripps-owned Shop at Home affiliated television stations.

Shopzilla, an online comparison shopping service with an index of more than 30 million products from about 55,000 stores. Shopzilla is powered by ShopRank, a proprietary algorithm that helps shoppers instantly find virtually any product for sale on the Web at the best price. Shopzilla also operates the BizRate consumer feedback network with more than 2.5 million members and about 1 million reviews per month.

United Media, a leading licensing and syndication company. United Media is the worldwide licensing and syndication home of Peanuts, Dilbert and about 150 other features and characters.

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Contact: Tim Stautberg, The E. W. Scripps Company, 513-977-3826

Email: stautberg@scripps.com

THE E.W. SCRIPPS COMPANY Unaudited Revenue and Statistical Summary Period: August Report date: September 12, 2005	For more information:
Tim Stautberg
The E.W. Scripps Company
513-977-3826

REVENUE AND STATISTICAL SUMMARY FOR SELECTED OPERATING SEGMENTS

( amounts in millions, unless otherwise noted )	August			Year-to-date
	2005	2004	%	2005	2004	%
SCRIPPS NETWORKS (1)
Operating Revenues
Advertising	$54.3	$41.0	32.4%	$467.2	$361.9	29.1%
Affiliate fees, net	14.5	11.4	26.9%	110.1	90.0	22.3%
Other	0.5	0.6	(20.2)%	4.9	5.5	(11.4)%

Scripps Networks	$69.3	$53.1	30.6%	$582.1	$457.4	27.3%

Subscribers (2)
HGTV				88.8	86.4	2.8%
Food Network				87.7	85.2	2.9%
Great American Country				39.0	27.5	41.8%

NEWSPAPERS (3)
Operating Revenues
Local	$12.0	$12.7	(5.3)%	$108.3	$107.5	0.8%
Classified	18.5	18.9	(2.1)%	154.3	147.6	4.6%
National	3.4	3.4	(0.8)%	27.6	26.3	4.8%
Preprints and other	11.5	11.5	(0.2)%	91.4	85.1	7.4%

Newspaper advertising	45.3	46.5	(2.4)%	381.6	366.5	4.1%
Circulation	10.0	11.1	(10.0)%	86.4	88.5	(2.5)%
Other	1.3	1.3	(1.6)%	10.8	10.6	1.4%

Newspapers	$56.6	$58.8	(3.8)%	$478.8	$465.6	2.8%

Ad inches (excluding JOAs) (in thousands)
Local	431	471	(8.4)%	3,797	3,844	(1.2)%
Classified	757	804	(5.9)%	6,283	6,363	(1.3)%
National	87	85	2.6%	770	731	5.4%

Full run ROP	1,275	1,360	(6.2)%	10,850	10,937	(0.8)%

Share of JOA operating profits (4)	$5.5	$6.3	(12.2)%	$49.9	$44.4	12.2%

BROADCAST TELEVISION
Operating Revenues
Local	$15.0	$15.2	(1.6)%	$125.9	$122.1	3.1%
National	7.5	8.4	(10.8)%	64.3	64.8	(0.8)%
Political	0.2	3.8		1.3	16.3
Other	0.8	1.1	(26.3)%	8.9	10.9	(18.4)%

Broadcast Television	$23.5	$28.5	(17.5)%	$200.4	$214.1	(6.4)%

SHOP AT HOME
Operating Revenues
Shop At Home	$25.8	$19.9	29.7%	$241.1	$179.2	34.5%

Avg. full-time equivalent homes	54.6	51.2	6.6%	53.5	48.9	9.4%

(1)	Operating results include Great American Country since the November 17, 2004 acquisition date.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.
(3)	August 2005 had 4 Sundays, versus 5 Sundays in 2004.
(4)	Excludes editorial costs.

THE E.W. SCRIPPS COMPANY	For more information:
Unaudited Revenue and Statistical Summary	Tim Stautberg
Period: August	The E.W. Scripps Company
Report date: September 12, 2005	513-977-3826

REVENUE AND STATISTICAL SUMMARY FOR SELECTED OPERATING SEGMENTS

	July and August
( amounts in millions, unless otherwise noted )	2005	2004	%
SCRIPPS NETWORKS (1)
Operating Revenues
Advertising	$105.6	$82.0	28.8%
Affiliate fees, net	28.5	22.5	26.3%
Other	1.2	1.2	(2.9)%

Scripps Networks	$135.3	$105.8	27.9%

Subscribers (2)
HGTV	88.8	86.4	2.8%
Food Network	87.7	85.2	2.9%
Great American Country	39.0	27.5	41.8%

NEWSPAPERS
Operating Revenues
Local	$24.1	$24.9	(3.1)%
Classified	38.5	36.6	5.1%
National	6.8	6.3	7.4%
Preprints and other	23.2	20.9	10.7%

Newspaper advertising	92.6	88.8	4.3%
Circulation	20.8	21.2	(1.9)%
Other	2.3	2.3	(0.2)%

Newspapers	$115.7	$112.3	3.0%

Ad inches (excluding JOAs) (in thousands)
Local	861	909	(5.2)%
Classified	1,580	1,609	(1.9)%
National	183	165	10.5%

Full run ROP	2,623	2,683	(2.2)%

Share of JOA operating profits (3)	$12.0	$11.7	2.6%

BROADCAST TELEVISION
Operating Revenues
Local	$28.3	$27.6	2.3%
National	14.3	15.3	(6.9)%
Political	0.8	6.0
Other	1.6	2.2	(26.5)%

Broadcast Television	$44.9	$51.1	(12.1)%

SHOP AT HOME
Operating Revenues
Shop At Home	$52.0	$38.9	33.6%

Avg. full-time equivalent homes	54.0	50.7	6.5%

(1)	Operating results include Great American Country since the November 17, 2004 acquisition date.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.
(3)	Excludes editorial costs.